Exhibit 99.1

Company Contact:	Investor Relations Contact:
Mr. Richard F. Fitzgerald	Hayden IR
Chief Financial Officer	Brett Maas
TechPrecision Corporation	Phone: 646-536-7331
Tel: 1- (484) 693-1702	Email: brett@haydenir.com
Email: Fitzgeraldr@techprecision.com
www.techprecision.com

FOR IMMEDIATE RELEASE

TechPrecision Publishes Letter to Shareholders

CEO James Molinaro Provides Update on the Solar and Sapphire Industries

CENTER VALLEY, PA – October 11, 2011 – TechPrecision Corporation (OTC Bulletin Board: TPCS) (“TechPrecision”, or “the Company”), an industry leading manufacturer of precision, large-scale fabricated and machined metal components and systems with customers in the alternative energy, cleantech, medical, nuclear, defense, aerospace and other commercial industries, today announced that the Company has published a letter to shareholders.

The body of the letter follows, but interested parties may also read the letter at TechPrecision’s website, under “Investor Relations” and then “Event Calendar.”

To our Shareholders:

As most of you know, the solar and sapphire industries have been in a state of flux in recent weeks, as some of the larger manufacturers have adjusted their outlook. The assumption was that this has negatively impacted TechPrecision’s business, and I have received several questions to that effect from concerned shareholders.

As I explained to those shareholders, it is my belief that TechPrecision’s opportunities, both medium and long-term, have never been better, especially for our China operations for the solar and sapphire markets.

I remain optimistic that the efforts we undertook in the last eight months will position TechPrecision to capture a larger share of the market, and that, even as the markets contract, we will experience an increase in alternative energy volumes. This is due in part to the speed with which we brought our Wuxi Critical Mechanical Components Co., Ltd., or WCMC, subsidiary online. Our customers have stated that they intend to move manufacturing closer to their end customers, and that their subcontractors will need to provide services in Asia as well. As prices paid for end products in the solar and sapphire markets continue to drop worldwide, producers must identify and source lower cost production alternatives, and WCMC is uniquely positioned to serve this need as one of the few entities that can provide both superior quality and competitive pricing. More than 90% of poly silicon solar panels and many new nuclear reactors are scheduled to be built in China. This presents a significant opportunity for us, and production at the WCMC facility is progressing according to plan as we finalize our production supply chain in China.

Currently, we are producing multi-crystalline, mono-crystalline and sapphire chambers at our WCMC facility.  New and current customers have provided us forecasts for both solar and sapphire production in the coming quarters. We have already added four customers at WCMC, and multiple other customers have indicated an interest in expanding business with TechPrecision and our WCMC division in Asia for the nuclear and medical markets.

The transition of solar manufacturing from TechPrecision’s Ranor facility in Massachusetts to WCMC in China has given us the chance to add non-solar business to our domestic operations. We are working very hard to backfill the business at Ranor, initially with defense-related and commercial industrial work, and longer-term with large-scale nuclear-related projects. Essentially, 60% of Ranor’s revenues have shifted to China, and a key goal for management is to replace this revenue as quickly as possible with predictable and profitable business. This will take some time, but we are excited about the possible opportunities.

The recent tragedies in Japan have bolstered demand for advanced-passive reactors.  Over the next 10 years, 16 plants are scheduled to be built in China, six in the United States and five in Europe (including three in the United Kingdom). Because Ranor is one of the few facilities left in the United States that can produce the required components for these plants, this pipeline of new nuclear projects creates a significant opportunity for us. This established pipeline of new nuclear projects creates a significant opportunity for us, including $6-10 million in potential revenue to TechPrecision for each reactor prime component.

TechPrecision should not be viewed as a company reliant on one large customer as we have taken significant steps to diversify our business in three important ways:

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We have diversified our exposure to the solar industry, adding new customers and broadening our participation into areas like mono-crystalline, HEM sapphire and MOCVD (metal oxide chemical vapor deposition);

•	We have diversified our solar operations geographically, shifting production to China to strategically position us closer to our customers and their end-users; and

•	We have diversified our overall operations beyond solar, increasing our participation in less-cyclical industries like defense, aerospace, industrial gas and nuclear primary components.

We believe TechPrecision has positioned itself to grow by solidifying our reputation for quality in a variety of expanding industries and verticals. I remain optimistic about our intermediate and long-term business opportunities, and the improving diversification of our business.

I look forward to elaborating on these opportunities during our next quarterly conference call.

Sincerely,

James Molinaro, CEO

About TechPrecision Corporation

TechPrecision Corporation, through its wholly owned subsidiaries, Ranor, Inc., and Wuxi Critical Mechanical Components Co., Ltd., is an industry leading, global manufacturer of precision, large-scale fabricated and machined metal components and systems. These products are used in a variety of markets including: renewable energy (solar and wind), medical, nuclear, defense, industrial, and aerospace. TechPrecision’s mission is to be the leading end-to-end global service provider to its markets by furnishing custom, fully integrated “turn-key” solutions for complete products that require custom fabrication, precision machining, assembly, integration, inspection, non-destructive evaluation and testing. To learn more about the Company, please visit the corporate website at http://www.techprecision.com. Information on the Company’s website or any other website does not constitute a part of this press release.

Safe Harbor Statement

This letter contains certain “forward-looking statements” relating to the business of the Company and its subsidiary companies. These forward looking statements are often identified by the use of forward-looking terminology such as “believes,” expects” or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this letter. The Company’s actual results could differ materially from those anticipated in these - forward-looking statements as a result of a variety of factors, including the Company’s ability to generate business from long-term contracts rather than individual purchase orders, its dependence upon a limited number of customers, its ability to successfully bid on projects, and other risks discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission, including, without limitation, the Risk Factors set forth in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2011, and available on the Securities and Exchange Commission’s website (www.sec.gov). All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update this letter, the information in this letter or any forward-looking statements contained in the letter.

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